Exhibit 1.1
Execution Copy
7,100,000
Common Units
REGENCY ENERGY PARTNERS LP
UNDERWRITING AGREEMENT
September 11, 2008

UNDERWRITING AGREEMENT
September 11, 2008
UBS Securities LLC
Wachovia Capital Markets, LLC
Morgan Stanley & Co. Incorporated
   as Representatives of the several Underwriters
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.
ABN ARMO Incorporated
Comerica Securities, Inc.
Tudor, Pickering, Holt & Co. Securities, Inc.
Wells Fargo Securities, LLC
  As Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
          HM TXRG LP, a Delaware limited partnership (“HM TXRG”), a unitholder of Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), proposes to sell an aggregate 7,100,000 units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) to the underwriters named in Schedule A attached hereto (the “Underwriters”), for whom UBS Securities LLC (“UBS”), Wachovia Capital Markets, LLC and Morgan Stanley & Co. Incorporated are acting as representatives (collectively, the “Representatives”). In addition, Regency Acquisition LP, a Delaware limited partnership (“Regency Acquisition” and, together with HM TXRG, the “Selling Unitholders”) proposes to grant to the Underwriters the option to purchase from Regency Acquisition up to an aggregate of 1,048,672 Common Units on the terms and for the purposes set forth in Section 1 (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.” The Units are described in the Prospectus, which is defined below.
          Regency GP LP, a Delaware limited partnership (the “General Partner”), serves as the general partner of the Partnership and Regency GP LLC, a Delaware limited liability company (“GP LLC”), serves as the general partner of the General Partner. At the time of purchase defined below, the Partnership will be the sole limited partner of Regency Gas Services LP, a Delaware limited partnership (the “Operating Partnership”), and the sole member of Regency OLP GP LLC, a Delaware limited liability company (the “Operating Partnership GP”), which serves as the general partner of Regency Gas Services LP. Regency GP Acquirer LP (the “GP Acquirer”), a Delaware limited partnership and a wholly owned subsidiary of GE Energy Financial Services, Inc. (“GE EFS”), an indirect subsidiary of GE Electric Company

(collectively with their affiliates, the “GE Investors”), is the sole owner of all of the membership interests in GP LLC. Each of Regency Energy Finance Corporation, a Delaware corporation, Regency Liquids Pipeline LLC, a Delaware limited liability company, Regency Field Services LLC, a Delaware limited liability company, Gulf States Transmission Corporation, a Louisiana corporation, Regency Gas Marketing LLC, a Delaware limited liability company, Regency Intrastate Gas LLC, a Delaware limited liability company, Regency Oil Pipeline LLC, a Delaware limited liability company, Regency Gas Utility LLC, a Delaware limited liability company, Pueblo Holdings Inc., a Delaware corporation, FrontStreet Hugoton, LLC, a Delaware limited liability company, CDM Resource Management LLC, a Delaware limited liability company, Palafox Joint Venture, a Texas joint venture, Pueblo Midstream Gas Corporation, a Texas corporation, WGP-KHC LLC, a Delaware limited liability company, Edwards Lime Gathering LLC, a Delaware limited liability company (“Edwards Lime Gathering”), Nexus Gas Holdings LLC, a Delaware limited liability company, is sometimes referred to herein individually as a “Subsidiary” and collectively as the “Subsidiaries.”
          The Partnership, the General Partner, GP LLC, the Operating Partnership and the Operating Partnership GP are sometimes referred to herein collectively as the “Regency Parties.” The Partnership, the General Partner, GP LLC, the Operating Partnership, the Operating Partnership GP and the Subsidiaries are sometimes referred to herein collectively as the “Partnership Entities.”
          The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-141809) under the Act, including a prospectus, which registration statement incorporates by reference documents which the Partnership has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act.
          Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act.
          The Partnership has furnished to the Underwriters, for use by the Underwriters and by dealers in connection with the offering of the Units, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the

Units. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to the Underwriters by the Partnership and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to the Underwriters by the Partnership and attached to or used with the Prospectus Supplement (as defined below).
          Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Partnership to you for use by the Underwriters and by dealers in connection with the offering of the Units.
          Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.
          “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto related to the offering of the Units contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriters have not offered or sold and will not offer or sell, without the Partnership’s consent, any Units by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.
          “Disclosure Package,” as used herein, means the Pre-Pricing Prospectus or Basic Prospectus attached to or used with the Pre-Pricing Prospectus, in either case together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.
          Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

          As used in this Agreement, “business day” shall mean a day on which The New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive. The words “includes” or “including” and derivatives thereof shall mean “including without limitation.”
     This underwriting agreement (this “Agreement”) is to confirm the agreement among the Partnership, the General Partner, GP LLC, the Operating Partnership and the Selling Unitholders and the Underwriters concerning the purchase of the Units from the Selling Unitholders by the Underwriters.
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, HM TXRG agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from HM TXRG the number of Firm Units set forth opposite the name of such Underwriter in Schedule A hereto, subject to adjustment in accordance with Section 11 hereof, in each case at a purchase price of $20.21 per Unit. The Partnership is advised by you that the Underwriters intend to make a public offering of their respective portions of the Firm Units and initially to offer the Firm Units upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.
          In addition, Regency Acquisition hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase from Regency Acquisition ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per Unit to be paid by the Underwriters to HM TXRG for the Firm Units. This option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the 30th day following the date of the Prospectus Supplement, by written notice to Regency Acquisition. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number that bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units, subject to adjustment in accordance with Section 11 hereof.
     2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to HM TXRG by Federal Funds wire transfer, against electronic delivery of the certificates for the Firm Units in book-entry form to you through the facilities of The Depository Trust

Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:00 A.M., Houston, Texas time, on September 16, 2008 (unless another time shall be agreed to by you and HM TXRG or unless postponed in accordance with the provisions of Section 11 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.
          Payment of the purchase price for the Additional Units shall be made to Regency Acquisition at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.
          Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Units shall be made at the offices of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin, Suite 2500, Houston, Texas 77002, at 9:00 A.M., Houston, Texas time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.
     3. Representations and Warranties of the Regency Parties. Each of the Regency Parties party hereto, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:
     (a) Effectiveness of Registration Statement. The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge, are threatened by the Commission.
     (b) Registration Statement. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with, the requirements under Rule 415 under the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, taken together with the price to public and number of units, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, taken together with the price to public and number of units and with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the date that it is filed with the Commission, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of any Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or conflict with information contained in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus or the Prospectus that has not been superseded or modified; provided, however, that the Regency Parties party hereto make no representation or warranty with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of an Underwriter through you to the Partnership or by a Selling Unitholder to the Partnership expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) No Other Prospectus. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any

“prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act and will not, directly or indirectly, prepare, use, refer to or distribute any “free writing prospectus” (as defined in Rule 405 under the Act), other than a Permitted Free Writing Prospectus, without the consent of the Representatives; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Pre-Pricing Prospectus dated September 9, 2008, is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act.
     (d) Formation of the Regency Parties. Each of the Regency Parties has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, is in good standing under the laws of its jurisdiction of formation or incorporation, with full limited partnership, limited liability company or corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.
     (e) Qualification of the Regency Parties. Each of the Regency Parties is duly registered or qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (f) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued in accordance with the limited partnership agreement of the Partnership (as the same may be amended and restated at or prior to the time of purchase, if applicable, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except for restrictions on transferability contained in Section 4.8 of the Partnership Agreement and as otherwise described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus), security interests, equities, charges or claims .
     (g) Ownership of the Sponsor Units. Immediately prior to the purchase by the Underwriters of any Units pursuant to this Agreement, there will be outstanding 54,801,451 Common Units, 19,103,896 Subordinated Units and 7,276,506 Class D Units, which Class D Units are convertible into Common Units on a one-for-one basis. To the knowledge of the Regency Parties, the GE Investors own 2,272,727 Common Units and no Class D Units. The Subordinated Units consist of 17,705,796 Subordinated Units owned by Regency LP Acquirer LP (the “LP Acquirer”), a Delaware limited partnership and wholly owned subsidiary of GE EFS, 434,838 Subordinated Units owned by members of GP LLC’s management and 963,252 Subordinated Units held by nine other individuals (together, the “Sponsor Units”). All of the Sponsor Units and the limited partner interests represented thereby are duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as otherwise described in the Prospectus under the captions “Material Provisions of the Partnership Agreement of Regency Energy Partners LP — Limited Liability” and “Risk Factors — Risks Related to Our Structure”), and the Incentive Distribution Rights owned by the General Partner are owned free and clear of all liens, encumbrances (except with respect to the restrictions on transferability contained in Section 4.8 of the Partnership Agreement and as otherwise described in the Prospectus), security interests, equities, charges or claims.
     (h) Valid Issuance of the Units. The Units to be sold by the Selling Unitholders, and the limited partner interests represented thereby are and have been duly authorized in accordance with the Partnership Agreement and validly issued, fully paid (to the extent required under the Partnership Agreement), nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the captions “Material Provisions of the Partnership Agreement of Regency Energy Partners LP — Limited Liability” and “Risk Factors — Risks Related to Our Structure”) and free of any restriction upon voting or transfer thereof pursuant to the Partnership’s Certificate of Limited Partnership, the Partnership Agreement or any agreement or other instrument to which the Partnership is a party.
     (i) Ownership of the Operating Partnership, Operating Partnership GP and the Subsidiaries. At the time of purchase, other than Edwards Lime Gathering, of which the Partnership will own 60% of the outstanding limited liability company interests, the Partnership will own 100% of the outstanding partnership interests, limited liability company interests or capital stock, as the case may be, in the Operating Partnership, the Operating Partnership GP and each of the Subsidiaries (collectively, the “Operating Subsidiaries”) free and clear of all liens, encumbrances, security interests, equities, charges and claims, except for liens created pursuant to the Fourth Amended and Restated Credit Agreement, dated as of December 1, 2004, amended and restated as of

August 15, 2006, and further amended on June 15, 2007, June 29, 2007 and September 28, 2007, by and among the Operating Partnership, as Borrower, the Partnership and the other guarantors named therein and the lenders party thereto (the “Credit Agreement”). At the time of purchase and additional time of purchase, if any, such ownership interests will be duly authorized and validly issued in accordance with the organizational documents of the respective Operating Subsidiaries, and will be fully paid (to the extent required under their respective organizational documents) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, or Sections 17-303 and 17-607 of the Delaware LP Act in the case of a Delaware limited partnership). At the time of purchase and additional time of purchase, if any, in the case of an Operating Subsidiary that is a limited partnership, the general partner interests therein will be duly authorized and validly issued in accordance with the limited partnership agreements of the respective Operating Subsidiaries.
     (j) Ownership of the General Partner. At the time of purchase and additional time of purchase, if any, GP LLC will own 100% of the outstanding general partner interests in the General Partner and the LP Acquirer will own 100% of the outstanding limited partner interests in the General Partner; at the time of purchase and additional time of purchase, if any, all of such interests will be duly authorized and validly issued in accordance with the partnership agreement of the General Partner (as the same may be amended and restated at or prior to the time of purchase, the “General Partner LP Agreement”) and will be fully paid (to the extent required under the General Partner LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and at the time of purchase and additional time of purchase, if any, GP LLC and the LP Acquirer will own such partnership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, other than as created pursuant to the Credit Agreement in the case of GP LLC.
     (k) Ownership of GP LLC. At the time of purchase and additional time of purchase, if any, GP Acquirer will own 100% of the outstanding limited liability company interests in GP LLC; at the time of purchase and additional time of purchase, if any, all of such interests will be duly authorized and validly issued in accordance with the limited liability company agreement of GP LLC (as the same may be amended and restated at or prior to the time of purchase, the “GP LLC Agreement”) and will be fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and at the time of purchase and additional time of purchase, if any, the GP Acquirer will own such limited liability company interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (l) No Other Subsidiaries. Other than its direct or indirect ownership interests in the Operating Subsidiaries, the Partnership does not own, and at the time of purchase and additional time of purchase, if any, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

     (m) Conformity of Securities to Description. The Units conform in all material respects to the descriptions thereof, if any, contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus.
     (n) Authorization of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Regency Parties party hereto.
     (o) No Default or Conflicts. No Partnership Entity is (A) in violation of its formation, governing or other organizational documents, or (B) in breach or in violation of or in default under (nor has any event occurred which with notice, lapse of time or both, would result in any breach or violation of, constitute a default under) or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus and, in the case of clause(B) above, for any such breach, violation, default or acceleration that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Regency Parties party hereto, the sale of the Units by the Selling Unitholders and the consummation of the transactions contemplated hereby will not (I) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both, would result in any breach or violation of or constitute a default under) the organizational documents of any of the Partnership Entities, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the any of the Partnership Entities, except as disclosed in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus or (II) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Partnership Entity is a party or by which any of them or any of their respective properties may be bound or affected, except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, and for any such breach, violation or default that would not have a Material Adverse Effect.
     (p) No Consents. Except for any approvals, authorizations, consents, orders or filings that, if not obtained or made, would not have a Material Adverse Effect, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the (i) execution, delivery and performance of this Agreement by the Regency Parties party hereto or (ii) sale of the Units or the consummation by the Regency Parties party hereto of the transactions contemplated hereby, other than registration of the offer and sale of the Units under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters or under the rules and regulations of the Financial Industry Regulatory Authority, formerly known as the National Association of Securities Dealers, Inc. (“FINRA”).
     (q) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any ownership interests in any Partnership Entity. Except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities, other than as provided in the Partnership Agreement or the right of any person to act as an underwriter or as a financial advisor to any of the Regency Parties in connection with the offer and sale of the Units.
     (r) Permits. Each of the Partnership Entities has, or at the time of purchase will have, all licenses, authorizations, consents and approvals of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus and except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership Entities is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permits, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     (s) Disclosure of Certain Items. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.
     (t) Litigation. Except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the management of GP LLC after due inquiry, threatened, to which any of the Partnership Entities or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such actions, suits, claims, investigations or proceedings that would not result in any judgments, decrees or orders having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby.

     (u) Independent Public Accountants. (i) Deloitte & Touche LLP, whose report on the consolidated financial statements of the Partnership are included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or the Permitted Free Writing Prospectuses, if any, containing an audit report, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board (the “PCAOB”); and (ii) KPMG LLP, whose reports on the consolidated financial statements of the Partnership and the General Partner are included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or the Permitted Free Writing Prospectuses, if any, containing an audit report, are independent registered public accountants as required by the Act and by the rules of the PCAOB.
     (v) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly the consolidated financial positions of the entities purported to be shown thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of such entities for the periods specified and have been prepared in all material respects in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent disclosed therein; all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, comply in all material respects with the requirements of the Act (including, without limitation, Regulation S-X under the Act) and the Exchange Act (including, without limitation, Regulation G under the Act), Item 10 under Regulation S-K and Financial Accounting Standards Board Interpretation No. 46, and the assumptions used in the preparation of such pro forma financial statements and data are, in the judgment of the management of GP LLC, reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership Entities; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus that are not included or incorporated by reference as required.
     (w) No Material Adverse Change. Except as disclosed in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, subsequent to the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Partnership Entities taken as a whole, (ii) any transaction that is material to the Partnership Entities taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by any Partnership Entities, that is material to the Partnership Entities taken as a whole, (iv) any material change in the capitalization, or material increase in the long-term debt, of the Partnership Entities or (v) any material adverse change in or affecting the general affairs, condition (financial or otherwise), business, prospects, assets or results of operations of the Partnership Entities taken as a whole. None of the Partnership Entities has sustained since the date of the last audited financial statements included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree except as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus.
     (x) Lock-Up Agreements. The Partnership has obtained, or will obtain prior to the time of purchase, for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of GP LLC’s Executive Officers, each holder of the Sponsor Units and each beneficial owner of more than 5% of the Units named in Exhibit A-1 hereto. For purposes of this section (x), the term “Executive Officers” means all officers of GP LLC subject to reporting requirements pursuant to Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder by the Commission.
     (y) Investment Company. None of the Partnership Entities is now and, after giving effect to the offering and sale of the Units, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (z) Title to Properties. At the time of purchase and additional time of purchase, if any, each Operating Subsidiary will have good and indefeasible title to all real property (excluding easements or rights-of-way) and good and marketable title to all personal property described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by each of them, which real and personal property shall be free and clear of all liens, encumbrances, security interests, equities, charges or claims, except (i) as described, and subject to the limitations contained, in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, (ii) that arise under or are expressly permitted by the Credit Agreement, (iii) liens or security interests securing indebtedness expressly assumed by the Operating Subsidiaries in connection with the initial public offering of the Partnership or (iv) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any. All the real and personal property described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if

any, as being held under lease by any of the Partnership Entities is held thereby under valid, subsisting and enforceable leases and with such exceptions as do not materially interfere with the use of such properties in the manner in which such properties are used in the business of the Partnership as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (aa) Rights-of-Way. At the time of purchase or additional time of purchase, if any, each of the Partnership Entities will have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, except for (i) qualifications, reservations and encumbrances as may be set forth in the Prospectus that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, each of the Partnership Entities has, or at the time of purchase and additional time of purchase, if any, following consummation of the transactions contemplated hereby will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments, individually or in the aggregate, that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (bb) Intellectual Property. The Partnership Entities own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect.
     (cc) Labor Matters. Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership Entities taken as a whole, (i) there is (A) no unfair labor practice complaint pending or, to the Partnership’s knowledge, threatened against any of the Partnership Entities, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Partnership’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Partnership’s knowledge, threatened against any of the

Partnership Entities, (C) no union representation dispute currently existing concerning the employees of any of the Partnership Entities, (D) no current or past violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of any of the Partnership Entities and (E) to the Partnership’s knowledge, no union organizing activities are currently taking place concerning the employees of the any of the Partnership Entities.
     (dd) Environmental Compliance. Except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, each of the Partnership Entities and its properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there are no past, present or, to the Partnership’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to any Partnership Entity under any Environmental Law or any actual or alleged release or threatened release or clean up at any location of any Hazardous Materials, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect, no Partnership Entity (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the knowledge of any Partnership Entity, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials. As used herein, “Environmental Law” means any federal, state or local laws or regulations relating to the protection of human health and safety and the environment, including those imposing liability or standards of conduct concerning any Hazardous Materials, and “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (ee) Environmental Compliance Review. In the ordinary course of its business, the Partnership Entities conduct a periodic review of the effect of the Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

     (ff) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Partnership Entities or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Regency Parties, threatened.
     (gg) Office of Foreign Assets Control. None of the Partnership Entities nor, to the knowledge of the Regency Parties, any director, officer, agent, employee or affiliate of the Partnership Entities or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
     (hh) Tax Returns. All material tax returns required to be filed by the Partnership Entities have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not have a Material Adverse Effect.
     (ii) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses as the Partnership deems reasonably adequate; such insurance insures against such losses and risks to an extent which is reasonably adequate in accordance with customary industry practice to protect the Partnership Entities and their businesses. All such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase.
     (jj) Contracts and Agreements. Except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, the Partnership Entities have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Documents, the Pre-Pricing Prospectus, the Prospectus or the Permitted Free Writing Prospectuses, if any, and no such termination or non-renewal has been threatened by the Partnership Entities or, to the knowledge of any Partnership Entity, any other party to any such contract or agreement.
     (kk) Books and Records. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (ll) Sarbanes-Oxley Act. The Partnership has taken all necessary actions to ensure that the Partnership Entities and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the NASDAQ promulgated thereunder, including, but not limited to, establishing and maintaining and evaluating “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership is made known to the President and Chief Executive Officer of GP LLC and its Chief Financial Officer by others within the Partnership, the General Partner and GP LLC, and such disclosure controls and procedures are effective to perform the functions for which they were established.
     (mm) Loans to Directors and Officers. None of the Partnership, the General Partner or GP LLC has, directly, or indirectly through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of GP LLC, or to or for any family member or affiliate of any director or executive officer of GP LLC.
     (nn) Statistical Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the management of GP LLC believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
     (oo) Payment or Receipt of Funds. None of the Partnership Entities nor, to the knowledge of any Partnership Entity, any director, officer, employee or agent of any Partnership Entity has made any payment of funds of any Partnership Entity or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.
     (pp) Stabilization or Manipulation. No Regency Party has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

     (qq) FINRA Affiliations. To the Partnership’s knowledge, there are no affiliations or associations between any member of the FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater securityholders, except as set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.
     (rr) NASDAQ Compliance. The Partnership is in compliance with the rules of the NASDAQ National Market, including, without limitation, the requirements for the continued listing of the Units on the NASDAQ.
     In addition, any certificate signed by any officer of the Regency Parties and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Regency Parties, as the case may be, as to matters covered thereby, to each Underwriter.
     4. Representations and Warranties of the Selling Unitholders. Each of the Selling Unitholders, severally and not jointly, represents and warrants to each of the Underwriters that:
     (a) No Material Misstatements of Omissions. All information with respect to such Selling Unitholder included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or the Permitted Free Writing Prospectuses, if any, which was made in reliance on written information furnished by each Selling Unitholder to the Partnership, complied and will comply with all applicable provisions of the Act; the Registration Statement, solely as it relates to the Selling Unitholder, did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at no time during the period that begins on the earlier of the date of the Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as amended or supplemented, as such Pre-Pricing Prospectus solely relates to such Selling Unitholder, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, in each case as they solely relate to the Selling Unitholder, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, solely as the Prospectus relates to such Selling Unitholder, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus, as such Permitted Free Writing Prospectus solely related to such Selling Unitholder, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (b) No Prior Offer. Such Selling Unitholder has not, prior to the execution of this Agreement, offered or sold any Units by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the then most recent Pre-Pricing Prospectus.
     (c) No Conflict. Neither the execution, delivery and performance of this Agreement nor the sale by such Selling Unitholder of the Units to be sold by such Selling Unitholder pursuant to this Agreement nor the consummation of the transactions contemplated hereby will conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) if such Selling Unitholder is not an individual, the charter or bylaws or other organizational instruments of such Selling Unitholder, (ii) any material indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Selling Unitholder is a party or by which such Selling Unitholder or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (v) any material decree, judgment or order applicable to such Selling Unitholder or any of its properties.
     (d) No Consents. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), is required in connection with the sale of the Units to be sold by such Selling Unitholder pursuant to this Agreement or the consummation by such Selling Unitholder of the transactions contemplated hereby other than (i) registration of the offer and sale of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) under the Conduct Rules of FINRA, or (iv) filings pursuant to Sections 13 and 16 of the Exchange Act.
     (e) No Stabilizing Transactions. Neither such Selling Unitholder nor any of its affiliates has taken, directly or indirectly, any action designed to, or that has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

     (f) FINRA Affiliations. There are no affiliations or associations between any member of FINRA and such Selling Unitholder and any of their respective general partners, directors or officers, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus.
     (g) Title to Units. Such Selling Unitholder now is and, at the time of delivery of such Units (whether at the time of purchase or any additional time of purchase, as the case may be), will be the lawful owner of the number of Units to be sold by such Selling Unitholder pursuant to this Agreement and has and, at the time of delivery of such Units, will have valid and marketable title to such Units, and upon delivery of and payment for such Units (whether at the time of purchase or any additional time of purchase, as the case may be), the Underwriters will acquire valid and marketable title to such Units free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title.
     (h) Authority and Authorization. Such Selling Unitholder has and, at the time of delivery of the Units to be sold by such Selling Unitholder pursuant to this Agreement (whether at the time of purchase or any additional time of purchase, as the case may be), will have full legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Act and state securities or blue sky laws), to (i) enter into this Agreement, (ii) sell, assign, transfer and deliver the Units to be sold by such Selling Unitholder pursuant to this Agreement in the manner provided in this Agreement and (iii) make the representations, warranties and agreements made by such Selling Unitholder herein.
     (i) Due Execution; Binding Agreement. This Agreement has been duly executed and delivered by such Selling Unitholder, and is a legal, valid and binding agreement of such Selling Unitholder enforceable in accordance with its terms.
     (j) No Inside Information. The sale of the Units to be sold by such Selling Unitholder pursuant to this Agreement is not prompted by any information concerning the Partnership or any Subsidiary that is not set forth in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus.
     (k) Transfer Taxes. At the time of purchase and each additional time of purchase, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Units to be sold by such Selling Unitholder to the several Underwriters hereunder will be fully paid or provided for by such Selling Unitholder, and all laws imposing such taxes will be fully complied with.
          In addition, any certificate signed by any Selling Unitholder (or, with respect to any Selling Unitholder that is not an individual, any officer of such Selling Unitholder or of any of such Selling Unitholder’s subsidiaries) and delivered to the Underwriters or counsel for the

Underwriters in connection with the offering of the Units shall be deemed to be a representation and warranty by such Selling Unitholder, as to matters covered thereby, to each Underwriter.
     5. Certain Covenants of the Regency Parties. The Regency Parties party hereto, jointly and severally, agree with the several Underwriters that:
     (a) Blue Sky Qualification. The Partnership will furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (b) Copies of Prospectus. The Partnership will make available to the Underwriters, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule) a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time of a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, in connection with the sale of the Units, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.
     (c) Effectiveness of Registration Statement. If, at the time this Agreement is executed and delivered, it is necessary for any post-effective amendment to the Registration Statement or a Registration Statement under Rule 462(b) under the Act to be filed with the Commission and become effective before the Units may be sold, the Partnership will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment thereto or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Partnership agrees to file in a timely manner under such Rule).
     (d) Compliance with the Act. If, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, the Partnership will (i) promptly notify the Underwriters, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Units, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to the Underwriters, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify the Underwriters of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any.
     (e) Effectiveness of Shelf Registration Statement. If the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, the Partnership will (i) file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Units, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to the Underwriters, and (ii) use its best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify the Underwriters of such effectiveness; the Partnership shall take all other necessary or appropriate actions to permit the public offering and sale of the Units to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any.
     (f) Filing of Amendments or Supplements. The Partnership will advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing (unless the Partnership is advised by counsel that it is required by law to make such filing).

     (g) Exchange Act Reports. Subject to Section 5(f) hereof, the Partnership will file promptly all reports and any definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Units.
     (h) Post-Effective Amendment to Registration Statement. If necessary or appropriate, the Partnership will file a registration statement pursuant to Rule 462(b) under the Act and pay the applicable fees in accordance with the Act.
     (i) Misstatements and Omissions. The Partnership will advise the Underwriters promptly of the happening of any event known to the Partnership within the time during which a prospectus relating to the Units is required to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, which event would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise you promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(f) hereof, to prepare and furnish, at the Partnership’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.
     (j) Earnings Information. The Partnership will make generally available to its unitholders, and to deliver to you, an earnings statement of the Partnership (that will satisfy the provisions of Section 11(a) of the Act) covering a period of 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such 12-month period but not later than eighteen months after the effective date of the Registration Statement.
     (k) Annual Report. Unless otherwise available through the Commission’s electronic data gathering, analysis and retrieval system (“EDGAR”), the Partnership will furnish to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, unitholders’ equity and cash flow of the Partnership for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants).
     (l) Copies of the Registration Statement. The Partnership will furnish to you five conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters.
     (m) Copies of Other Documents. Unless otherwise available through EDGAR, the Partnership will furnish to you promptly and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications that the Partnership shall send to its unitholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission and (iii) such other information as you may reasonably request regarding the Partnership Entities.
     (n) Interim Financial Statements. Unless otherwise available through EDGAR, the Partnership Entities will furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Partnership Entities that have been read by the Partnership’s independent certified public accountants, as stated in the letters to be furnished pursuant to Section 9(e) and 9(f) hereof.
     (o) Use of Proceeds. The Partnership will apply the net proceeds to the Partnership, if any, from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement and to file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required by Rule 463 under the Act.
     (p) Rule 433 Compliance. The Partnership agrees to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act.
     (q) Lock-Ups. The Regency Parties agree not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for Common Units or warrants or other rights to purchase Common Units or any other securities of the Partnership that are substantially similar to Common Units, enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common units, make any demand for registration of, exercise any right to register, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or other rights to purchase Common Units or any other securities of the Partnership that are substantially similar to Common Units or publicly disclose the intention to do any of the following for a period of 60 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Representatives, except for (i) the registration of the Units and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement, the Pre-Pricing Prospectus and the

Prospectus or (iii) the issuance of Common Units or employee unit options not exercisable during the lock-up period pursuant to any benefit plans described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.
          Notwithstanding the foregoing paragraph, if (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to any Regency Party occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waives such extension in writing. The extension of the Lock-Up Period pursuant to this paragraph shall not apply if, within the 3 business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Partnership delivers (in accordance with the notice provisions hereof) to the Representatives a certificate, signed by the Chief Financial Officer or Chief Executive Officer of GP LLC, certifying on behalf of the Partnership that the Common Units are “actively traded securities,” within the meaning of Rule 2711(f)(4) of FINRA.
     (r) Press Releases and Other Communications. Prior to the time of purchase or any additional time of purchase, as the case may be, the Partnership agrees to issue no press release or other communication directly or indirectly and hold no press conferences with respect to any Partnership Entity, the financial condition, results of operations, business, properties, assets, or liabilities of any Partnership Entity, or the offering of the Units, without your prior consent, except for press releases issued pursuant to Rules 134 and 135 of the Securities Act.
     (s) Distribution of Prospectuses. The Partnership agrees that it will not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus.
     (t) No Stabilization. The Partnership will not, and will not cause any Partnership Entity to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (u) NASDAQ Listing. The Partnership will use its best efforts to maintain the listing of the Common Units, including the Units, for quotation on the NASDAQ.
     (v) Transfer Agent. So long as the Common Units are quoted on NASDAQ, if NASDAQ requires that listed companies maintain a transfer agent, the Partnership will maintain a transfer agent and, if necessary under the jurisdiction of organization of the Partnership, a registrar for the Common Units.
     6. Certain Covenants of the Selling Unitholders. Each Selling Unitholder hereby agrees:
     (a) Distribution of Prospectuses. Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus.
     (b) No Stabilization. Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (c) Transfer Taxes. To pay or cause to be paid all taxes, if any, on the transfer and sale of the Units being sold by such Selling Unitholder.
     (d) Misstatements and Omissions. To advise you promptly, and if requested by you, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, of (i) any change in information in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, relating to such Selling Unitholder or (ii) any new material information relating to any matter stated in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, solely with respect to the Selling Unitholders, if any, which comes to the attention of such Selling Unitholder.
     7. Covenant to Pay Costs. The Partnership agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Pre-Pricing Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Partnership and such Selling Unitholder relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Partnership or by such Selling Unitholder and any such consultants, and (ix) the performance of the Partnership’s and such Selling Unitholder’s other obligations hereunder.
     8. Reimbursement of Underwriters’ Expenses. If the Units are not delivered at the time of purchase or additional time of purchase, as the case may be, for any reason other than the termination of this Agreement pursuant to (a) the fifth paragraph of Section 11 hereof, (b) clause (i), (iii), (iv) or (v) of clause (y) of the second paragraph of Section 10 hereof, or (c) the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership shall, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel, reasonably incurred in connection with the registration and offering of the Units.
     9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Regency Parties party hereto and each Selling Unitholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Regency Parties and each Selling Unitholder of their obligations hereunder and to the following additional conditions precedent:
     (a) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Vinson & Elkins, L.L.P., counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance as set forth in Exhibit B hereto and as otherwise reasonably satisfactory to Andrews Kurth LLP, counsel for the Underwriters.
     (b) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Dan A. Fleckman, Chief Legal Officer of GP LLC, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance as set forth in Exhibit C hereto and as otherwise reasonably satisfactory to Andrews Kurth LLP, counsel for the Underwriters.
     (c) The Selling Unitholders shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of K&L Gates LLP, special counsel for the Selling Unitholders, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies of each for the other Underwriters and in form and substance as set forth in Exhibit D hereto and as otherwise reasonably satisfactory to Andrews Kurth LLP, counsel for the Underwriters.
     (d) At the time of execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter or letters, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission.
     (e) At the time of execution of this Agreement, the Underwriters shall have received from KPMG LLP a letter or letters, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pre-Pricing Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (f) With respect to the letter or letters of Deloitte & Touche LLP and KPMG LLP referred to in Sections 9(e) and 9(f) and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), the Partnership shall have furnished to the Underwriters a letter (the “bring-down letters”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.
     (g) You shall have received from Deloitte & Touche LLP and/or KPMG LLP, as applicable, letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms reasonably satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any.
     (h) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the opinion of Andrews Kurth LLP, counsel for the

Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in a form reasonably satisfactory to the Representatives.
     (i) No Prospectus or amendment or supplement to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus shall have been filed to which you object in writing.
     (j) The Registration Statement shall become effective not later than 5:30 P.M. Houston, Texas time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., Houston, Texas time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Units shall have been filed and become effective no later than 10:00 P.M., Houston, Texas time, on the date of this Agreement.
     (k) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Pre-Pricing Prospectus nor the Prospectus and no amendment or supplement thereto shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) the Disclosure Package, and any amendment or supplement thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (l) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Partnership Entities, taken as a whole, shall occur or become known.
     (m) The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the Chief Executive Officer and Chief Financial Officer of GP LLC in the form attached as Exhibit E hereto.
     (n) The Selling Unitholders will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate signed by an authorized officer of the Selling Unitholders in the form attached as Exhibit F hereto.

     (o) You shall have received signed Lock-up Agreements referred to in Section 3(x) hereof.
     (p) Each Selling Unitholder shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Pre-Pricing Prospectus, Prospectus and the Permitted Free Writing Prospectuses, solely related to the Selling Unitholders, if any, as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.
     (q) The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Pre-Pricing Prospectus, Prospectus and the Permitted Free Writing Prospectuses, if any, as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.
     10. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.
          The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Partnership Entities taken as a whole that would, in the Representatives’ judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE or NASDAQ; (ii) a suspension or material limitation in trading in the Partnership’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any further downgrading, or any further notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by any Regency Party by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
          If the Representatives elect to terminate this Agreement as provided in this Section 10, the Partnership, the Selling Unitholders and each other Underwriter shall be notified promptly in writing.
          If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Partnership or any Selling Unitholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Partnership and the Selling Unitholders shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7, 8 and 12 hereof), and the Underwriters shall be under no obligation or liability to the Partnership or any Selling Unitholder under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.
     11. Increase in Underwriters’ Commitments. Subject to Sections 9 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Firm Units that all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set opposite the names of such non-defaulting Underwriters in Schedule A.
          Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership and each Selling Unitholder agrees with the non-defaulting Underwriters that they will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).
          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding 5 business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.
          The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A.

          If the aggregate number of Firm Units that the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units that all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the 5 business day period stated above for the purchase of all the Firm Units that the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership or any Selling Unitholder to any Underwriter, whether defaulting or non-defaulting, and without any liability on the part of any non-defaulting Underwriter to the Partnership or to any Selling Unitholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     12. Indemnity and Contribution.
     (a) The Regency Parties, jointly and severally, shall indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) that, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning (A) such Underwriter furnished in writing by or on behalf of such Underwriter through you or (B) a Selling Unitholder furnished in writing by or on behalf of such Selling Unitholder, in the case of subclauses (A) and (B), to the Partnership expressly for use in the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning (A) such Underwriter furnished in writing by or on behalf of such Underwriter through you or (B) a Selling Unitholder furnished in writing by or on behalf of such Selling Unitholder in the case of subclauses (A) and (B), to the Partnership expressly for use in such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
          The Selling Unitholders, severally and not jointly, shall indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) that, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Unitholder furnished to the Underwriters or the Partnership in writing by or on behalf of such Selling Unitholder through you expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Selling Unitholder furnished to the Underwriters or the Partnership in writing by or on behalf of such Selling Unitholder through you expressly for use in the Prospectus of the Partnership or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any; provided, however, that in no event shall any Selling Unitholder be responsible, whether pursuant to this indemnity or as a result of any breach of this Agreement, for any losses, damages, expenses, liabilities or claims in an aggregate amount in excess of the proceeds to be received by such Selling Unitholder (before deducting expenses) from the sale of Common Units hereunder.

          If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Regency Parties or any Selling Unitholder pursuant to the foregoing paragraphs, such Underwriter or such person shall promptly notify the Partnership or, in the case the indemnifying party is a Selling Unitholder, the Selling Unitholder, in writing of the institution of such Proceeding and the Regency Parties or, in the case the indemnifying party is a Selling Unitholder, the Selling Unitholder, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Partnership or the Selling Unitholder, as applicable, shall not relieve the Regency Parties or the Selling Unitholders from any liability that the Regency Parties or the Selling Unitholders may have to any Underwriter or any such person or otherwise, unless the Regency Parties or the Selling Unitholders are materially prejudiced in their defense by reason of such delay. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Partnership or the Selling Unitholders, as applicable, in connection with the defense of such Proceeding or the Regency Parties or the Selling Unitholders shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to the Regency Parties or the Selling Unitholders (in which case the Regency Parties or, in the case the indemnifying party is a Selling Unitholder, the Selling Unitholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Regency Parties and the Selling Unitholders and paid as incurred (it being understood, however, that the Regency Parties and the Selling Unitholders shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Regency Parties and the Selling Unitholders shall not be liable for any settlement of any Proceeding effected without their written consent but if settled with the written consent of the Regency Parties or the Selling Unitholders, the Regency Parties and the Selling Unitholders agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.
     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Regency Parties, their directors and officers, each Selling Unitholder and any person who controls the Regency Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) that, jointly or severally, the Regency Parties, such Selling Unitholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Regency Parties expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or in a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, Prospectus or Permitted Free Writing Prospectus necessary to make such information not misleading.
          If any Proceeding is brought against the Regency Parties or the Selling Unitholders or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Regency Parties or, in the case the indemnified party is a Selling Unitholder, the Selling Unitholder, or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Regency Parties or the Selling Unitholders or any such person or otherwise, unless such Underwriter is materially prejudiced in its defense by reason of such delay. The Regency Parties or the Selling Unitholders or such person shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Regency Parties or the Selling Unitholders or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but, if such Proceeding is settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Regency Parties and the Selling Unitholders and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.
     (c) If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a) and (b) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Regency Parties and the Selling Unitholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Regency Parties and the Selling Unitholders, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Regency Parties and the Selling Unitholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Regency Parties and the Selling Unitholders and the total underwriting discounts and commissions received by the Underwriters, each bears to the aggregate public offering price of the Units. The relative fault of the Regency Parties and the Selling Unitholders, on the one hand, and of the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Regency Parties or the Selling Unitholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (d) The Regency Parties, the Selling Unitholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage that such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint.
     (e) The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of the Regency Parties and the Selling Unitholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Regency Parties, their directors or officers, the Selling Unitholders or any person who controls the Regency Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units to be sold by the Selling Unitholders pursuant hereto. The Regency Parties, the Selling Unitholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Regency Parties or the Selling Unitholders, against any of the Regency Parties’ officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
     13. Information Furnished by the Underwriters. The statements set forth in the “Price Stabilization, Short Positions” paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 12 hereof.
     14. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department, if to the Regency Parties, shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at 1700 Pacific, Suite 2900, Dallas, Texas 75201, Attention: Chief Executive Officer (facsimile: 214-750-1749) and, if to any Selling Unitholder, shall be sufficient in all respects if delivered or sent to 200 Crescent Court, Suite 1600, Dallas, Texas 75201 (facsimile: 214-720-7888, Attention: David W. Knickel).
     15. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     16. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Regency Parties and the Selling Unitholders consents to the jurisdiction of such courts and personal service with respect thereto. The Regency Parties, the Selling Unitholders and the Underwriters hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Regency Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) and each Selling Unitholder (on its behalf and, in the case such Selling Unitholder is not an individual, to the extent permitted by applicable law, on behalf of its equity holders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Regency Parties and the selling Unitholders each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Regency Parties and each Selling Unitholder and may be enforced in any other courts to the jurisdiction of which the Regency Parties or any Selling Unitholder are or may be subject, by suit upon such judgment.
     17. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Regency Parties party hereto and the Selling Unitholders and, to the extent provided in Section 12 hereof, the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     18. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     19. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Regency Parties party hereto and the Selling Unitholders and their successors and assigns and any successor or assign of any substantial portion of the Regency Parties’ (taken as a whole), any Selling Unitholder’s and any of the Underwriters’ respective businesses and/or assets.
     20. Absence of Fiduciary Relationship. The Regency Parties party hereto and the Selling Unitholders each hereby acknowledge that each of the Underwriters is acting solely as underwriter in connection with the purchase and sale of the Partnership’s securities. The Regency Parties party hereto and the Selling Unitholders further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Regency Parties or any Selling Unitholder, their respective management, owners, creditors, or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Regency Parties or any Selling Unitholder, either in connection with the transactions contemplated by this Agreement or any matters relating to such transactions, and the Regency Parties party hereto and the Selling Unitholders each hereby confirm their understanding and agreement to that effect. The Regency Parties party hereto, the Selling Unitholders and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Regency Parties or any Selling Unitholder regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to any Regency Party or any Selling Unitholder. The Regency Parties party hereto and the Selling Unitholders each hereby waive and release, to the fullest extent permitted by law, any claims that the Regency Parties party hereto or any Selling Unitholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Regency Parties party hereto or any Selling Unitholder in connection with the transactions contemplated by this Agreement or any matters relating to such transaction.
     21. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

     If the foregoing correctly sets forth the understanding among the Regency Parties, the Selling Unitholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Regency Parties, the Selling Unitholders and the Underwriters, severally.
Very truly yours,
REGENCY ENERGY PARTNERS LP

By:	Regency GP LP,
its general partner

By:	Regency GP LLC,
its general partner

By:	/s/ Byron R. Kelley
	Name:	Byron R. Kelley
	Title:	President and Chief Executive Officer

REGENCY GP LP

By:	Regency GP LLC,
its general partner

By:	/s/ Byron R. Kelley
	Name:	Byron R. Kelley
	Title:	President and Chief Executive Officer

REGENCY GP LLC
By:	/s/ Byron R. Kelley
	Name:	Byron R. Kelley
	Title:	President and Chief Executive Officer

REGENCY GAS SERVICES LP

By:	Regency OLP GP LLC,
its general partner

	By:	/s/ Byron R. Kelley

Name: Byron R. Kelley
Title: President

The Selling Unitholders named in Schedule C
hereto

HM TXRG LP

By:	HMTF GP, L.L.C., its general partner

By:	/s/ David W. Knickel

Name: David W. Knickel
Title: V.P.

REGENCY ACQUISITION LP

By:	Regency Holdings LLC, its general partner

By:	/s/ David W. Knickel

Name: David W. Knickel
Title: V.P.

Accepted and agreed to as of the
date first above written, on
behalf of themselves
and the other several Underwriters
named in Schedule A

By: UBS Securities LLC

By:	/s/ Michael Jamieson

Name: Michael Jamieson
Title: Managing Director

By:	/s/ Sam Pitts

Name: Sam Pitts
Title: Managing Director

Wachovia Capital Markets, LLC

By:	/s/ David Herman

Name: David Herman
Title: Director

Morgan Stanley & Co. Incorporated

By:	/s/ Brian McCabe

Name: Brian McCabe
Title: Managing Director

SCHEDULE A
The Underwriters

Number of
Underwriter	Firm Units
UBS Securities LLC	1,775,000
Wachovia Capital Markets, LLC	1,562,000
Morgan Stanley & Co. Incorporated	1,491,000
Citigroup Global Markets Inc.	639,000
Credit Suisse Securities (USA) LLC	639,000
J.P. Morgan Securities Inc.	639,000
ABN ARMO Incorporated	88,750
Comerica Securities, Inc.	88,750
Tudor, Pickering, Holt & Co. Securities, Inc.	88,750
Wells Fargo Securities, LLC	88,750

Total	7,100,000

Schedule A – Page 1

SCHEDULE B
Permitted Free Writing Prospectuses
Free Writing Prospectus first used on September 11, 2008

Schedule B – Page 1

Exhibit A
Form of Lock-up Agreement
September 9, 2008
UBS Securities LLC
Wachovia Capital Markets, LLC
Morgan Stanley & Co. Incorporated
     as Representatives of the several Underwriters
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.
ABN ARMO Incorporated
Comerica Securities, Inc.
Tudor, Pickering, Holt & Co. Securities, Inc.
Wells Fargo Securities, LLC
     As Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
     This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), Regency GP LP, a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), Regency GP LLC, a Delaware limited liability company and the general partner of the General Partner (“GP LLC”), Regency Gas Services LP, a Delaware limited partnership (the “Operating Partnership”), the Selling Unitholders named in Schedule C to the Underwriting Agreement and UBS Securities LLC, Wachovia Capital Markets, LLC and Morgan Stanley & Co. Incorporated as representatives for the several underwriters (the “Representatives”) and the other underwriters named in Schedule A to the Underwriting Agreement with respect to the public offering (the “Offering”) of an aggregate of 7,100,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”).
     In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 60 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase

Exhibit A-1 – Page 1

or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
     Notwithstanding anything herein to the contrary, the preceding paragraph shall not apply to the sale of Common Units by any Selling Unitholder to the Underwriters pursuant to the Underwriting Agreement.
     In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.
     Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that this

2

paragraph shall not apply if (i) the safe harbor provided by Rule 139 under the Securities Act of 1933, as amended, is available in the manner contemplated by Rule 2711(f)(4) of the Financial Industry Regulatory Authority, formerly known as the National Association of Securities Dealers, Inc. (“FINRA”); and (ii) within the 3 business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Partnership delivers (in accordance with the notice provisions of the Underwriting Agreement) to the Representatives a certificate, signed by the Chief Financial Officer or Chief Executive Officer of GP LLC, certifying on behalf of the Partnership that the Partnership’s units of Common Units are “actively traded securities,” within the meaning of Rule 2711(f)(4) of FINRA.
     In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Partnership of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised or rights described in subsection (d) of paragraph 2 of this Lock-Up Agreement.
     The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of units of Common Units.
*  *  *

3

     If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement is terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall terminate and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

4

EXHIBIT A-1

		Number of	Number of
	Number of	Subordinated	Restricted	Number of
Executive	Common Units	Units	Units	options
Regency LP Acquirer LP	6,973,761	17,705,796	—	—
Richard Moncrief	15,988	12,500	—	50,000
Byron R. Kelley	—	—	106,300	—
Stephen L. Arata	54,712	171,504	—	35,000
Lawrence B. Connors	17,414	14,628	7,500	15,000
Dan A. Fleckman III	—	—	75,000	—
Randall H. Dean	766,805	—	—	—

Total	7,828,680	17,904,428	238,800	100,000

5

Exhibit B
Form of Opinion of Vinson & Elkins, L.L.P.
1.	Each of the Regency Parties has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, is in good standing under the laws of its respective jurisdiction of formation or incorporation, with full limited partnership, limited liability company or corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus, and the Permitted Free Writing Prospectuses, if any, to execute and deliver the Underwriting Agreement and to perform its obligations thereunder, including, without limitation, to issue, sell and deliver the Units as contemplated by the Underwriting Agreement.

2.	The Regency Parties and the Subsidiaries are each duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as the case may be, and are in good standing in each jurisdiction set forth on Annex II to this opinion.

3.	The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances and security interests except for restrictions on transferability contained in Section 4.8 of the Partnership Agreement and as otherwise described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus and (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or contained in the Partnership Agreement.

4.	The Sponsor Units and the limited partner interests represented thereby and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the captions “Material Provisions of the Partnership Agreement of Regency Energy Partners LP — Limited Liability” and “Risk Factors — Risks Related to Our Structure,” and any similar sections or information, if any, contained in the Permitted Free Writing Prospectuses, if any) and the Incentive Distribution Rights owned by the General Partner, are owned free and clear of all liens, encumbrances and security interests (except with respect to the restrictions on transferability contained in Section 4.8 of the Partnership Agreement and as otherwise described in the Prospectus) and (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us,

Exhibit B – Page 1

without independent investigation, other than those created by or arising under the Delaware LP Act or contained in the Partnership Agreement.

5.	The Units to be sold by the Selling Unitholders, and the limited partner interests represented thereby, have been duly authorized and validly issued and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Prospectus under the captions “Material Provisions of the Partnership Agreement of Regency Energy Partners LP — Limited Liability” and “Risk Factors — Risks Related to Our Structure”).

6.	Other than Edwards Lime Gathering, of which the Partnership will own 60% of the outstanding limited liability company interests, the Partnership owns 100% of the outstanding partnership interests, limited liability company interests or capital stock, as the case may be, in each of the Operating Subsidiaries free and clear of all liens, encumbrances and security interests (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act or contained in the applicable partnership or limited liability company agreement of any such entity that is a limited partnership or limited liability company or (iii) other than those created to secure indebtedness, interest or other obligations under the Credit Agreement. Such ownership interests have been duly authorized and validly issued in accordance with the organizational documents of the respective Operating Subsidiaries, and are fully paid (to the extent required under their respective organizational documents) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, or Sections 17-303 and 17-607 of the Delaware LP Act in the case of a Delaware limited partnership). In the case of an Operating Subsidiary that is a limited partnership, the general partner interests therein are duly authorized and validly issued in accordance with the limited partnership agreements of the respective Operating Subsidiary.

7.	GP LLC owns the 0.001% outstanding general partner interests in the General Partner and Regency LP Acquirer, LP (“LP Acquirer”), a Delaware limited partnership and an indirect subsidiary of GE Energy Financial Services, Inc. (“GE EFS”), a unit of General Electric Company, owns 100% of the outstanding limited partner interests in the General Partner; all of such interests have been duly authorized and validly issued in accordance with the General Partner LP Agreement and are fully paid (to the extent required under the General Partner LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and GP LLC and LP Acquirer own such respective partnership interests free and clear of all liens, encumbrances and security interests (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming GP LLC or Acquirer LP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than

Exhibit B – Page 2

those created by or arising under the Delaware LP Act or contained in the applicable partnership or limited liability company agreement of any such entity or (iii) with respect to the GP LLC’s general partner interest in the General Partner, other than those created to secure indebtedness, interest or other obligations under the Credit Agreement.

8.	Regency GP Acquirer, LP (“GP Acquirer”), a Delaware limited partnership and an indirect subsidiary of GE EFS owns 100% of the outstanding ownership interests in GP LLC; all of such interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and GP Acquirer owns such limited liability company interests free and clear of all liens, encumbrances and security interests (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Acquirer GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act or contained in the Partnership Agreement.

9.	The Underwriting Agreement has been duly authorized, executed and delivered by the Regency Parties party thereto.

10.	The Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424 and in the manner and within the time period required by Rule 430A under the Act; and the Common Units are registered under Section 12 of the Exchange Act.

11.	The execution, delivery and performance of the Underwriting Agreement by the Regency Parties, the sale of the Units to be sold by the Selling Unitholders and the consummation of the transactions contemplated by the Underwriting Agreement does not and will not (i) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the organizational documents of any of the Partnership Entities, except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, (ii) result in any breach or violation of or constitute a default under (or an event that, with notice or lapse of time or both, would constitute such a breach or violation of or default under), any agreement filed as an exhibit to the Registration Statement or as an exhibit to the Partnership’s Form 10-K for the year ended December 31, 2006 or any subsequent reports filed under the Exchange Act by the Partnership or (iii) violate any applicable law of the United States of America, the Delaware LP Act or the Delaware LLC Act that is applicable to the Partnership Entities, excluding in the case of clauses (ii) and (iii) any such breaches, violations and defaults that would not have a Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this clause (iii) with respect to anti-fraud provisions of federal or state securities laws and tax laws.

Exhibit B – Page 3

12.	No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency applicable to the Partnership Entities is required in connection with the (i) execution, delivery and performance of the Underwriting Agreement by the Regency Parties, or (ii) sale of the Units to be sold by the Selling Unitholders pursuant to the Underwriting Agreement, other than registration of the Units under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters or under the rules and regulations of FINRA.

13.	The Units, the Sponsor Units and Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.

14.	The statements in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, under the captions “How We Make Cash Distributions,” “Description of Our Common Units,” “Material Provisions of the Partnership Agreement of Regency Energy Partners LP,” “Underwriting,” and “Material Tax Consequences,” insofar as they constitute a description of contracts or legal proceedings or refer to statements of law or legal conclusions, are accurate and complete in all material respects.

15.	The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

16.	The Registration Statement, the Pre-Pricing Prospectus, the Prospectus, the Permitted Free Writing Prospectuses, if any, and any further amendments or supplements thereto made by the Partnership prior to the date hereof (except for the financial statements and the notes and financial schedules thereto, and other financial and other related accounting data included therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder (including, in the case of the Prospectus, Section 10(a) of the Act).

17.	None of the Partnership Entities are an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

18.	Such counsel has participated in conferences with officers and other representatives of the Partnership and the independent registered public accounting firms of the Partnership, with representatives of the Selling Unitholders and with representatives and legal counsel of the Underwriters, at which the contents of the Registration Statement, the Pre-Pricing Prospectus, the Prospectus, the Permitted Free Writing Prospectuses, if any, and related matters were discussed. Although such counsel need not pass upon and need not assume any responsibility for the accuracy, completeness or fairness of the statements (including the financial statements and related schedules, including the notes and schedules thereto

Exhibit B – Page 4

and the auditor’s report thereon, or other financial and accounting information) contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any (except to the extent set forth in paragraph 14 above), and such counsel need not independently verify the accuracy, completeness or fairness of such statements (except as aforesaid), on the basis of the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that (A) the Registration Statement (other than (x) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (y) the other financial information included therein as to which such counsel need not comment), as of its effective date and as of ___, 2008, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Pre-Pricing Prospectus (together with (a) the aggregate number of Units offered for sale pursuant to the Prospectus and the number of such Units being offered by each of the Selling Unitholders and (b) the public offering price per unit, in the case of clause (a) and clause (b), as reflected on the cover page of the Prospectus), as of 6:30 A.M., Central Standard Time on September 11, 2008 (the “Applicable Time”), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) the Prospectus (other than (x) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (y) the other financial information included therein as to which we do not comment), as of its date and as of the date hereof contained or contains any untrue statement of any material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being also understood that such counsel need not express any statement or belief with respect to representations and warranties included in the exhibits to the Registration Statement.

Exhibit B – Page 5

Exhibit C
Opinions Requested of Dan A. Fleckman, Chief Legal Officer of GP LLC
1.	Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, is in good standing under the laws of its respective jurisdiction of formation or incorporation, with full limited partnership, limited liability company or corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus; provided, however, that Palafox Joint Venture is a joint venture duly formed and validly existing as a joint venture under the laws of the State of Texas with the requisite power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.

2.	The Partnership has an authorized and outstanding capitalization as set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus attached hereto as Annex A); all of the issued and outstanding units representing limited partner interests of the Partnership have been duly authorized and validly issued, are fully paid and non-assessable and are free of statutory preemptive rights and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Units are free of statutory preemptive rights and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights.

3.	Except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any ownership interests in any Partnership Entity. Except as set forth in the Registration Statement and as provided in the Partnership Agreement, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities or the right of any person to act as an underwriter or as a financial advisor to any of the Partnership Entities or to receive any fee for advisory services in connection with the offer and sale of the Units.

4.	Except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the undersigned, threatened, to which any of the Partnership Entities or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding that is not required to be described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby.

Exhibit C – Page 1

5.	To such counsel’s knowledge, there are no contracts or other documents which are required to be described in the Pre-Pricing Prospectus and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations promulgated thereunder that have not been described in the Pre-Pricing Prospectus and the Prospectus or filed as exhibits to the Registration Statement.

6.	Each of the Regency Parties Operative Agreements to which any Partnership Entity is a party has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Entities party thereto.

7.	The Underwriting Agreement has been duly authorized, executed and delivered by each of the Partnership Entities party thereto.

8.	The execution, delivery and performance of the Underwriting Agreement by the Regency Parties, the issuance and sale of the Units and the consummation of the transactions contemplated by the Underwriting Agreement will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) any (A) indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Partnership Entity is a party or by which any of them, except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, and for any such breach, violation or default that would not have a Material Adverse Effect or any of their respective properties may be bound or affected, or (B) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the any of the Partnership Entities, except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.

9.	Other than its direct or indirect ownership interests in the Operating Subsidiaries, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

10.	Such counsel has participated in conferences with officers and other representatives of the Partnership Entities, representatives of the independent public accountants of the General Partner, Partnership and the other Partnership Entities, representatives of the Selling Unitholders and representatives of the Underwriters at which the contents of the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, were discussed and, although such counsel need not pass upon and need not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or the Permitted Free Writing Prospectuses, if any, on the basis of the foregoing nothing has come to the attention of such counsel that causes such counsel to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pre-Pricing Prospectus (together with (a) the aggregate number of Units offered for sale

Exhibit C – Page 2

pursuant to the Prospectus and the number of such Units being offered by each of the Selling Unitholders and (b) the public offering price per unit, in the case of clause (a) and clause (b), as reflected on the cover page of the Prospectus), as of the Applicable Time (as defined below), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date, the date of the Underwriting Agreement or the time of purchase (as defined in the Underwriting Agreement) included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the undersigned expresses no opinion in this paragraph 9 with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or the Permitted Free Writing Prospectuses, if any). As used herein, “Applicable Time” means 6:30 A.M., Central Standard Time, on September 11, 2008.

Exhibit C – Page 3

Exhibit D
Form of Opinion of Selling Unitholders’ Counsel
     1. Each Selling Unitholder (a) has the partnership power to execute, deliver, and perform that Selling Unitholder’s obligations under the Underwriting Agreement (including the sale of the Subject Common Units to be sold by that Selling Unitholder pursuant thereto), (b) has taken all partnership action necessary to authorize the execution and delivery of and performance of that Selling Unitholder’s obligations under the Underwriting Agreement, and (c) has duly executed and delivered the Underwriting Agreement.
     2. The execution and delivery by each Selling Unitholder of, and the performance by each Selling Unitholder of that Selling Unitholder’s obligations under, the Underwriting Agreement (including the sale of the Subject Common Units to be sold by that Selling Unitholder pursuant thereto) do not violate (a) the Partnership’s limited partnership agreement, (b) such Selling Unitholder’s limited partnership agreement, or (c) any applicable statute, rule, or regulation of the State of Delaware (except that such counsel need not express any opinion as to federal or state securities laws).
     3. The execution and delivery by each Selling Unitholder of, and the performance by each Selling Unitholder of that Selling Unitholder’s obligations under, the Underwriting Agreement (including the sale of the Subject Common Units to be sold by that Selling Unitholder pursuant thereto) will not, as of the date hereof, breach the express terms of any agreement or instrument known to such counse based solely on the Fact Certificate of that Selling Unitholder to which that Selling Unitholder is a party and which expressly and adversely affects the title to the securities to be sold by that Selling Unitholder pursuant to the Underwriting Agreement or the ability of that Selling Unitholder to perform that Selling Unitholder’s obligations under the Underwriting Agreement.
     4. Except as required by federal or state securities laws, as to which such counsel need not express an opinion, to the knowledge of such counsel based solely on the Fact Certificates of the respective Selling Unitholders, the execution and delivery by each Selling Unitholder of, and performance by each Selling Unitholder of that Selling Unitholder’s obligations under, the Underwriting Agreement do not require any Selling Unitholder to obtain any approval by or make any filing with any governmental authority under any statute, rule, or regulation of the United States or the State of Delaware.
     5. Upon payment by the Underwriters for the Subject Common Units sold by the Selling Unitholders as provided in the Underwriting Agreement, delivery of such Subject Common Units, as directed by you, to Cede & Co. (“Cede”) or such other nominee as may be directed by The Depository Trust Company (“DTC”) in the State of New York, registration of such Subject Common Units in the name of Cede or such other nominee and the crediting of such Subject Common Units on the records of DTC to securities accounts of the Underwriters, assuming that neither DTC nor any of the Underwriters has “notice of any adverse claim” (all within the meaning of the Uniform Commercial Code, as amended and in effect in the State of New York on the date hereof (the “UCC”)), to such Subject Common Units, (a) DTC shall be a “protected purchaser” (within the meaning of the UCC) of such Subject Common Units, (b)

Exhibit D – Page 1

under Section 8-501 of the UCC, the Underwriters will acquire valid security entitlements to such Subject Common Units credited to their securities accounts and (c) no action based on any “adverse claim” (within the meaning of the UCC) to such Subject Common Units may be asserted against the Underwriters with respect to such security entitlements.

Exhibit D – Page 2

Exhibit E
REGENCY GP LLC
Officers’ Certificate
     The undersigned officers of Regency GP LLC, a Delaware limited liability company (the “GP LLC”) and the general partner of Regency GP LP, a Delaware limited partnership (the “General Partner”), which is the general partner of Regency Energy Partners LP, a Delaware limited partnership (the “Partnership” and, together with the GP LLC and the General Partner, the “Regency Entities”), on behalf of the Regency Entities, do hereby certify pursuant to Section 9(m) of that certain Underwriting Agreement dated September 11, 2008 (the “Underwriting Agreement”) among the Regency Entities, the Selling Unitholders and the several Underwriters named therein, that as of the date hereof:
          1. They are the duly elected and acting (i) President and Chief Executive Officer and (ii) Senior Vice President and Chief Financial Officer of GP LLC.
          2. The conditions set forth in Section 9(j) of the Underwriting Agreement have been fully satisfied.
          3. Since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus that has not been so set forth.
          4. The representations and warranties of the Regency Entities contained in the Underwriting Agreement are true and correct as of the date hereof, with the same effect as if made on and as of the date hereof, and all agreements therein to be performed or complied with by the Regency Entities on or prior to the date hereof have been duly performed and complied with by the Regency Entities.
          5. Each of the Regency Entities has performed all obligations required to be performed by it pursuant to the terms of the Underwriting Agreement.
          6. Each of (i) Andrews Kurth LLP and (ii) Vinson & Elkins L.L.P. is entitled to rely on this certificate in connection with the opinion that such firm is rendering pursuant to Section 9 of the Underwriting Agreement.
          Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

Exhibit E – Page 1

     In Witness Whereof, each of the undersigned has hereunto set his hand on this [•] day of September, 2008.

Name:	Byron R. Kelley
Title:	President and Chief Executive Officer

Name:	Stephen L. Arata
Title:	Executive Vice President and Chief Financial Officer

Exhibit E – Page 2

Exhibit F
Certificate of Selling Unitholders
          The undersigned, [•], authorized officers of the Selling Unitholders (as defined in the Underwriting Agreement referred to below), on behalf of such Selling Unitholders, do hereby certify, severally and not jointly, pursuant to Section 9(n) of that certain Underwriting Agreement dated September 11, 2008 (the “Underwriting Agreement”) among the Partnership, the Selling Unitholders named therein, and the Underwriters named therein, that as of September [•], 2008:
1.	Each Selling Unitholder has reviewed the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of each Selling Unitholder as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	Each Selling Unitholder has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.
          Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

Exhibit F – Page 1

          In Witness Whereof, the undersigned has hereunto set his hand on this [•] day of September, 2008 on behalf of each Selling Unitholder.

HM TXRG LP

By: HMTF GP, L.L.C., its general partner

By:

Name:
Title:

REGENCY ACQUISITION LP

By: Regency Holdings LLC, its general partner

By:

Name:
Title:

Exhibit F – Page 2